                                                                  EXHIBIT 10.1.7

                                   AGREEMENT

This agreement is entered into as of this 3rd day of June, 1997 (the "Effective Date") by and between MBNA AMERICA BANK, N.A., a national banking association having its principal place of business in Wilmington, Delaware (hereinafter referred to as "MBNA America"), and COLDWATER CREEK INC., a Delaware corporation having its principal place of business at One Coldwater Creek Drive, Sandpoint, Idaho (hereinafter referred to as ("COLDWATER CREEK") for themselves, and their respective successors and assigns.

1.  DEFINITIONS

When used in the Agreement,

(a) "Agreement" means this agreement and Schedules A, B, C and D.
(b) "Credit Card Account" means a credit card Account opened by a Member in response to marketing efforts made pursuant to the Program.
(c) "Customer" means any Member who is a participant in the Program.
(d) "Financial Service Products" means credit card programs, charge card programs, debit card programs, installment loan programs, revolving loan programs, deposit services and travel and entertainment charge card programs.
(e) "GIP Account" means a Credit Card Account opened by a Member pursuant to a GIP in which COLDWATER CREEK complies with the GIP provisions of this Agreement.
(f) "Group Incentive Program" or "GIP" means any marketing or other program whereby COLDWATER CREEK conducts solicitation efforts for the Program, and the parties mutually agree that such marketing or other program shall constitute a GIP.
(g) "Mailing Lists" means updated and current lists and/or magnetic tapes (in a format designated by MBNA America) containing names, postal addresses and, when available, telephone numbers of Members segmented by zip codes or reasonably selected membership characteristics.
(h) "Member" means a client, customer or subscriber of COLDWATER CREEK and /or other potential participants mutually agreed to by COLDWATER CREEK AND MBNA America.
(i) "Program" means those programs and services of the Financial Service Products MBNA America agrees to offer pursuant to this Agreement to the Members from time to time.
(j) "Royalties" means the compensation set forth in Schedule B.
(k) "Trademarks" means any design, image, visual representation, logo service mark, trade dress, trade name, or trademark used or acquired by COLDWATER CREEK during the term of this Agreement.

2.   RIGHTS AND RESPONSIBILITIES OF COLDWATER CREEK
     ----------------------------------------------

(a) COLDWATER CREEK agrees that during the term of this Agreement: ( i ) it will endorse the Program exclusively and will not sponsor, advertise, aid, develop or solicit any Financial Service Products of any organization other than MBNA America; ( ii ) it will not license or allow others to license the Trademarks in relation to or for promoting any Financial Service Products of any entity other than MBNA America; and it will not sell, rent or otherwise make available or allow others to sell, rent or otherwise make available any of its mailing lists or information about any current or potential Members in relation to or for promoting any Financial Service Products of any entity other than MBNA America. However, COLDWATER CREEK may accept advertising from any other organization offering or promoting bank credit card programs and services or travel and entertainment charge card programs and services provided that such advertisements are not accompanied by any Trademark or any printed statement from COLDWATER CREEK, expressly stating or implying an endorsement by COLDWATER CREEK of such other organization's Financial Service Products.

(b) COLDWATER CREEK agrees to utilize best efforts to provide MBNA America with-such information and assistance as may be reasonably requested by MBNA America in connection with the Program.

(c) COLDWATER CREEK authorizes MBNA America to solicit any Member (with Member being defined in Paragraph 1 (h) above), by mail, direct promotion, advertisements and/or telephone for participation in the Program.

(d) COLDWATER CREEK shall have the right of prior written approval of all Program advertising and solicitation materials to be used by MBNA America, which contain COLDWATER CREEK's Trademark, such approval shall not be unreasonably withheld or delayed.

(e) Upon the request of MBNA America, COLDWATER CREEK shall provide MBNA America with Mailing Lists free of any charge for the solicitation of the Program. The initial Mailing List shall contain at least one hundred thousand (100,000) names with corresponding postal addresses and, when available, telephone numbers.

(f) COLDWATER CREEK shall only provide information to or otherwise communicate with Members or potential Members about the Program with MBNA America's prior written approval, except for current advertising and solicitation materials provided by MBNA America to COLDWATER CREEK. Notwithstanding the above, COLDWATER CREEK may respond to individual inquires about the Program from its Members on an individual basis, provided that said responses are accurate and consistent with the then current materials provided by MBNA America to COLDWATER CREEK. Any correspondence received by COLDWATER CREEK that is intended for MBNA America (e.g. applications, payments, billing inquires, etc.) shall be forwarded to the MBNA America Account executive via overnight courier within forty-eight (48) business hours of receipt. All charges incurred for this service will be paid by MBNA America.

(g) COLDWATER CREEK hereby grants MBNA America and its affiliates a limited, exclusive license to use the Trademarks solely in conjunction with the Program, including the promotion thereof. This license shall be transferred upon assignment of this Agreement. This license shall remain in effect for the duration of this Agreement and shall apply to the Trademarks, notwithstanding the transfer of such Trademarks by operation of law or otherwise to any permitted successor, corporation, organization or individual. Nothing stated in this Agreement prohibits COLDWATER CREEK from granting to other persons a license to use the Trademarks in conjunction with the providing of any other service or product, except for any Financial Service Products.

(h) During the term of this Agreement (and for a six (6) month period after the termination of this Agreement), COLDWATER CREEK, at its sole cost and expense, shall provide the Customers with the benefits and services set forth on Schedule D in accordance with the terms and provisions contained therein.

3.   RIGHTS AND RESPONSIBILITIES OF MBNA AMERICA
------------------------------------------------

(a) MBNA America shall design, develop and administer the Program for the Members

(b) Subject to Section 2(d), MBNA America shall design all advertising, solicitation and promotional materials with regard to the Program. MBNA America reserves the right of prior written approval of all advertising and solicitation materials concerning or related to the Program, which may be developed by or on behalf of COLDWATER CREEK.

(c) MBNA America shall bear all costs of producing and mailing materials for the Program.

(d) MBNA America shall make all credit decisions and shall bear all credit risks with respect to each Customer's Account(s) independently of COLDWATER CREEK.

(e) MBNA America shall use the Mailing Lists provided pursuant to this Agreement consistent with this Agreement and shall not permit those entities handling these Mailing Lists to use them for any other purpose. Nor shall MBNA America reproduce, rent or sell the Mailing List for any reason other than the purpose of fulfilling their obligations under this Agreement. MBNA America shall have the sole right to designate Members on these Mailing Lists to whom promotional material will not be sent. These Mailing Lists are and shall remain the sole property of COLDWATER CREEK. However, MBNA America may maintain separately all information which it obtains as a result of an account relationship or an application for an account relationship. This information becomes a part of MBNA America's own files and shall not be subject to this Agreement; provided however that MBNA America will not use this separate information in a manner that would imply an endorsement by COLDWATER CREEK.

(f) All Mailing Lists are (i) confidential and proprietary and (ii) shall remain the sole property of COLDWATER CREEK. MBNA America expressly acknowledges and agrees that MBNA America has no property right or interest whatsoever in any Mailing List. MBNA America shall hold all Mailing Lists in strict and absolute confidence and shall not provide, trade, give away, barter, lend, send, sell or otherwise disclose (collectively "transfer") any Mailing List and shall not make any copies of a Mailing List of any type whatsoever except as necessary to fulfill its obligations hereunder or as approved in a separate writing by COLDWATER CREEK. However, MBNA America may maintain separately all information it obtains as a result of an Account relationship or an application for an account relationship. This information becomes a part of MBNA America's own files and shall not be subject to this Agreement; provided however that MBNA America will not use this separate information in a manner that would imply an endorsement of COLDWATER CREEK.

(g) Except as otherwise provided herein, MBNA America shall have authority to use the Mailing List only for purposes consistent with this Agreement or as expressly permitted by COLDWATER CREEK in a separate writing. MBNA America shall comply with any reasonable request of COLDWATER CREEK with respect to security precautions to maintain the security of the Mailing List. MBNA America agrees to secure and safeguard the Mailing List in strict accordance with the requirements of this Section D and COLDWATER CREEK's instructions, as communicated to COLDWATER CREEK to MBNA America from time to time. MBNA America shall only permit access to the Mailing List to those employees, volunteers, agents and/or representatives of MBNA America who need such access to perform their duties for MBNA America. In view of the confidential nature of the Mailing List, MNBA America warrants that MNBA America and all its employees, volunteers, agents and/or representatives who work with any Mailing List shall be made aware of the obligations contained in this Section and shall be under obligation not to copy any Mailing List, transfer any Mailing List or make any other use of any Mailing List other than as specifically approved by this Agreement.

(h) In the event MBNA America receives a request to disclose a Mailing List pursuant to a subpoena, order of court of competent jurisdiction or by judicial or administrative agency or legislative body or committee, MBNA America agrees to: (i) immediate notify COLDWATER CREEK of the existence, terms and circumstances surrounding such request; (ii) consult with COLDWATER CREEK on the advisability of taking legally availability steps to resist or narrow such request; and (iii) if disclosure of such Mailing List is required or deemed advisable, exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the Mailing List to be disclosed which COLDWATER CREEK designates.

4.   REPRESENTATION AND WARRANTIES
----------------------------------

(a) COLDWATER CREEK and MBNA America each represents and warrants to the other that as of the Effective Date and throughout the term of this Agreement:

     i.  It is duly organized, validly existing and in good standing.

     ii. It has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement

     iii. This Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, reorganization or other similar laws affecting the enforcement of creditors' rights to generally and by general principles of equity.

     iv. No consent, approval or authorization from any third party is required in connection with the execution, delivery and performance of this Agreement, except such as have been obtained and are in full force and effect.

     v. The execution, delivery and performance of this Agreement, by such party will not constitute a violation of any law, rule regulation, court order or ruling applicable to such party.

(b) COLDWATER CREEK represents and warrants to MBNA America as of the date hereof and throughout the term of this Agreement that ii has the right and power to license the Trademarks to MBNA America for use as contemplated by this Agreement.

5.   CROSS INDEMNIFICATION
--------------------------

(a) COLDWATER CREEK and MBNA America each will indemnify and hold harmless the other party, its directors, officers, agents, employees, affiliates, successors and assigns (the "Indemnitees") from and against any and all liability, causes of action, claims, and the reasonable and actual costs incurred in connection therewith ("Losses"), resulting from the material breach of this Agreement by COLDWATER CREEK or MBNA America, respectively as the case may be, or its directors, officers or employees. COLDWATER CREEK will indemnify and hold harmless MBNA America and its Indemnitees from and against any and all Losses arising from the Trademark license granted herein or from MBNA America's use of the Trademarks in reliance thereon. Each party shall promptly notify the other party in the manner provided herein upon learning of any claims or complaints that may reasonably result in the indemnification by the other party.

(b) MBNA America will indemnify and hold harmless COLDWATER CREEK, its directors, officers, agents, employees, parents, subsidiaries, affiliates, successor and assigns, from and against any causes of action, and the reasonable and actual costs incurred in connection therewith, which arises out of a violation of applicable Delaware for federal law by MBNA America, its employees, agents or contractors, in which COLDWATER CREEK is included as a defendant (referred to as a "Claim"). COLDWATER CREEK shall, within ten (10) business days of receiving notice of the Claim, notify MBNA America in writing (in the manner provided for in this Agreement) of the Claim. COLDWATER CREEK agrees (i) not to take any action which may prejudice MBNA America's defense or increase its liability ("Action") with respect to a Claim without MBNA America's prior written approval and (ii) that MBNA America may respond to a Claim as it determines in its sole discretion. If COLDWATER CREEK takes any Action with respect to a Claim without MBNA America's written approval or COLDWATER CREEK fails to notify MBNA America of a Claim within fifteen (15) business days of receiving the Claim, unless MBNA America is also a defendant in the Claim, MBNA America shall be released and discharged from any obligation under this Section 5 to indemnify and hold COLDWATER CREEK harmless with respect to that Claim.

6.   ROYALTIES
--------------

(a) During the term of this Agreement, MBNA America shall pay Royalties to COLDWATER CREEK. Royalties will not be paid without a completed Schedule C. Except as other wise provided in Schedule B, payment of Royalties then due shall be made approximately forty-five (45) days after the end of each calendar quarter.

(b) If during the term of this Agreement and for a six (6) month period after termination of the Agreement COLDWATER CREEK is unable or fails to fulfill its obligation under Schedule D of this Agreement, MBNA America may, in addition to any other right or remedy it has under this Agreement, cease making Royalty payments otherwise accrued by and payable to COLDWATER CREEK during the term of the Agreement pursuant to Section 6(a) hereof, and utilize any such obligation as set forth in Schedule D, as appropriate, or to provide the Customers with a benefit similar in quality and value to the benefits set forth on Schedule D.

(c) On or before the forty-fifth (45/th/) day after the end of each calendar quarter during the term of this Agreement, MBNA America will provide COLDWATER CREEK with a statement showing the number of Credit Card Accounts opened, the number of Credit Card Accounts renewed and the retail purchase dollar volume (excluding those transactions that relate to refunds, returns and unauthorized transactions), made during the preceding calendar period.

7.  PROGRAM ADJUSTMENTS
-----------------------

A summary of the current features of the Program are set forth in Schedule A. MBNA America reserves the right to make periodic adjustments to the Program and its terms and features. MBNA America shall inform COLDWATER CREEK prior to such an adjustment. Delaware and applicable federal law currently require each open-end credit account Customer be given the opportunity to reject a proposed change and pay the existing balance under the prior terms if the proposed adjustment increases the fees or finance charges on such account.

8.  CONFIDENTIALITY OF AGREEMENT
--------------------------------

The terms of this Agreement, any proposal, financial information and proprietary information provided by or on behalf of one party to the other party prior to, contemporaneously with ,or subsequent to, the execution of this Agreement ("Information") are confidential as of the date of disclosure. Such Information will not be disclosed by such other party to any other person or entity, except as permitted under this Agreement or as mutually agreed in writing. MBNA America and COLDWATER CREEK shall be permitted to disclose such Information (i) to their accountants, legal, financial and marketing advisors, and employees as necessary for the performance of their respective duties, provided that said persons agree to treat the Information as confidential in the above described manner and (ii) as required by law or by any governmental regulatory authority.

9.  TERM OF AGREEMENT
---------------------

The initial term of this Agreement will begin on the Effective Date and end on May 31, 2002. This Agreement shall extend at the end of the initial term or any renewal term for successive two-year periods, but only upon the affirmative, written notice of MBNA America and COLDWATER CREEK of each party's intent to renew the Agreement at least ninety (90) days prior to the last date of such term or renewal term, as applicable.

10.  STATE LAW GOVERNING AGREEMENT
----------------------------------

This Agreement shall be governed by and subject to the laws of the State of Delaware (without regard to its conflict of laws principles) and shall be deemed for all purposes to be made and fully performed in Delaware.

11.  TERMINATION
----------------

(a) In the event of any material breach of this Agreement by MBNA America or COLDWATER, the other party may terminate this Agreement by giving notice, as provided herein, to the breaching party. This notice shall (i) describe the material breach; and (ii) state the party's intention to terminate this Agreement. If the breaching party does not cure or substantially cure such breach within sixty (60) days after receipt of notice, as provided herein (the "Cure Period"), then this Agreement shall terminate sixty (60) days after the Cure Period.

(b) If either MBNA America or COLDWATER CREEK becomes insolvent in that its liabilities exceed its assets, or is adjudicated insolvent, or takes advantage of or is subject to any insolvency proceeding, or makes an assignment for the benefit of creditors or is subject to receivership, conservatorship or liquidation then the other party may immediately terminate this Agreement.

(c) Upon termination of this Agreement, MBNA America shall, in a manner consistent with Section 11(d) of this Agreement, cease to use the Trademarks. MBNA America agrees that upon such termination it will not claim any right, title, or interest in or to the Trademarks or to the Mailing Lists provided pursuant to this Agreement. However, MBNA America may conclude all solicitation that is required by law.

(d) MBNA America and COLDWATER CREEK shall have the mutual right to prior review and approval of any notice in connection with, relating or referring to the termination of this Agreement to be communicated by MBNA America and/or COLDWATER CREEK to the Members. Such notice shall be factually accurate and the approval of either party shall be limited to the Agreement. Such approval shall not be unreasonable withheld. Upon termination of this Agreement, COLDWATER CREEK shall not attempt to cause the removal of COLDWATER CREEK's identification or Trademarks from any person's credit devices, checks or records of any Customer existing as of the effective date of termination of this Agreement.

12.  MISCELLANEOUS
------------------

(a) This Agreement cannot be amended except by written agreement signed by the authorized agent of both parties hereto.

(b)  The obligations in Sections 5, 8, 11(c), 11(d), 14(b), 14(c), 14(d), 14(e),
     14(f) and 14(g) shall survive any termination of this Agreement.

(c) The failure of any party to exercise any rights under this Agreement shall not be deemed a waiver of such right or any other rights.

(d) The section captions are inserted only for convenience and are in no way to be construed as part of this Agreement.

(e) If any part of this Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of this Agreement which shall survive and be construed as if such invalid or unenforceable part had not been contained herein.

(f) All notices relating to this Agreement shall be in writing and shall be deemed given (i) upon receipt by hand delivery, facsimile or overnight courier, or (ii) three (3) business days after mailing be registered or certified mail, postage prepaid, return receipt requested. All notices shall be addressed as follows:

          (1)  If to COLDWATER CREEK:
               COLDWATER CREEK INC.
               One Coldwater Creek Drive
               Sandpoint, Idaho  83864

               ATTENTION:  Mr. Don Robson, Chief Financial Officer

               Fax #:  208-265-3162

          (2)  If to MBNA America:

               MBNA AMERICA BANK, N.A.
               Wilmington, Delaware  19884

               ATTENTION:  Mr. William H. Daiger, Jr., Group President

               Fax #:  302-457-1195

Any party may change the address to which communications are to be sent by giving notice, as provided herein, of such change of address.

(g) This Agreement contains the entire agreement of the parties with respect to the matters covered herein and supersedes all prior promises and agreements, written or oral, with respect to the matters covered herein. MBNA America may utilize the services of any third party in fulfilling its obligations under this Agreement.

(h) MNBA America may not assign or transfer its rights and/or obligations under this Agreement without the written consent of COLDWATER CREEK; provided, however, that MBNA America may assign or transfer, without written consent, its rights and/or obligations under this Agreement:

          i. to any individual, corporation or other entity [other than a subsidiary or entity controlling, controlled by, or under common control with MBNA America (an "MBNA Affiliate")] pursuant to a sale [other than a sale as described in subsection (ii) below] as long as such prospective buyer has substantially similar customer satisfaction standards as MNBA America; or

          ii. to any individual, corporation or other entity (other than an MBNA Affiliate) pursuant to a merger, consolidation, or a sale of all or substantially all the assets of MBNA America; or

          iii. to any MBNA Affiliate.

MBNA America shall notify COLDWATER CREEK of the assignment of any rights or obligations under this Agreement.

(i) MBNA America and COLDWATER CREEK are not agents, representatives or employees of each other and neither party shall have the power to obligate or bind the other in any manner except as otherwise expressly provided by this Agreement.

(j) Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person other than COLDWATER CREEK and MBNA America, their successors and assigns, any rights or remedies under or by reason of this Agreement.

(k) Neither party shall be in breach hereunder by reason of its delay in the performance of or failure to perform any of its obligations herein if such delay or failure is caused by strikes, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with governmental laws, rules, regulations, delays in transit or delivery, or any event beyond its reasonable control or without its fault or negligence.

(l) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


13. GROUP INCENTIVE PROGRAM
---------------------------

(a) MBNA America shall design all advertising, solicitation and promotional material with regard to the Program, except with respect to those materials designed by COLDWATER CREEK pursuant to any GIP. In that regard, COLDWATER CREEK shall give MBNA America thirty (30) days prior notice of its desire to engage in marketing efforts regarding the Program itself, specifying that accounts generated from such efforts will entitle COLDWATER CREEK to the Royalty specified in Schedule B, subject to the other terms and conditions of this Agreement.

(b) All marketing materials generated as a result of such GIP programs shall be coded by COLDWATER CREEK for tracking purposes. Marketing materials or telemarketing inquiries from Members which, in either case, do not contain or reference such coding shall not be considered eligible for any of the GIP Royalty as set forth in Schedule B.

(c) In addition to all other rights it may have under this Agreement, MBNA America shall have the right of prior approval of all advertising and solicitation materials distributed by COLDWATER CREEK pursuant to any GIP. Further, MNBA America shall have final approval of the scope, timing and content of any GIP.

(d) All costs approved by COLDWATER CREEK that are incurred by MBNA America in producing and mailing materials created pursuant to any GIP or of supporting the marketing efforts of COLDWATER CREEK pursuant to any GIP shall be deducted from any or all Royalty payments due COLDWATER CREEK under this Agreement.

(e) COLDWATER CREEK shall comply with MBNA America's instructions and all applicable laws, including, without limitation, the Truth in Lending Act and the Equal Credit Opportunity Act, with regard to any GIP.

14.  CUSTOMER LIST
------------------

(a) So long as COLDWATER CREEK continues to provide the Customers with enhancements that require COLDWATER CREEK to receive a Customer List, as defined below, each quarter MBNA America shall provide COLDWATER CREEK with a list of information (e.g., names and addresses) about Customers as may be mutually agreed upon by the parties (hereinafter the "Customer List").
     When used in this Agreement, the term "Customer List" includes any whole or partial copies or compilations of a Customer List in any form or any medium, any information derived solely from a Customer List, and all Customer Information, as hereinafter defined.

(b) COLDWATER CREEK shall return to MBNA America each Customer List, in the same form as received by COLDWATER CREEK within thirty (30) days of receipt of such Customer List. COLDWATER CREEK agrees that as soon as COLDWATER CREEK is no longer providing the Customers with the enhancements that requires COLDWATER CREEK to receive the Customer List or providing such enhancements as required by the Agreement, COLDWATER CREEK shall: (i) immediately destroy and purge from all its systems all information within each Customer List to the extent that such information in any way relates to MBNA America, the Program or Credit Card Accounts ("Customer Information"); and (ii) return or destroy within thirty (30) days all Customer Information that is in tangible form, including any and all full or partial copies, or reproductions thereof in any medium whatsoever. All destruction of Customer Lists shall be done in strict accordance with MBNA America's then current destruction policy.

(c) Any Customer List provided to COLDWATER CREEK may contain "dummy" information (e.g., names, account information, addresses, etc.) so that unauthorized use of a Customer List may be determined. This information will be unknown to COLDWATER CREEK. A violation of this Section is conclusively proven and the damages named hereinafter shall be deemed owed when MBNA America establishes the following:

          (i) that MBNA America placed "dummy" information on the list (e.g., name(s), account information, address(es), etc.);
          (ii) that the "dummy" information received any mailings which were sent or generated outside the scope of the permitted use of the Customer List; and
          (iii) that the identical "dummy" information was not provided by MBNA America or its affiliate to any third party.

(d) All Customer Lists are (i) confidential and proprietary and (ii) shall remain the sole property of MBNA America. COLDWATER CREEK expressly acknowledges and agrees that COLDWATER CREEK has no property right or interest whatsoever in any Customer List. COLDWATER CREEK shall hold all Customer Lists in strict and absolute confidence and shall not provide, trade, give away, barter, lend, send, sell or otherwise disclose (collectively "transfer") any Customer List and shall not make any copies of a Customer List of any type whatsoever except as expressly approved in a separate writing by MBNA America. At all times COLDWATER CRREK shall keep in confidence and trust all Customer Lists. COLDWATER CREEK further agrees that it shall not transfer any Customer List to any other organization or individual under any circumstances, and COLDWATER CREEK specifically but not by way of limitation agrees that no subcontractors and/or affiliates shall be transferred any Customer List unless agreed to in writing by MBNA America prior to any such transfer.

(e) COLDWATER CREEK shall have no authority to use the Customer List for any purpose not (i) directly necessary for the provision of the enhancements required by this Agreement (as determined by MBNA America and COLDWATER CREEK); or (ii) expressly permitted by MBNA America in a separate writing. COLDWATER CREEK shall comply with any reasonable request of MBNA America with respect to security precautions to maintain the security of the Customer List. COLDWATER

     CREEK agrees to secure and safeguard the Customer List in strict accordance with the requirements of this Section and MBNA America's instructions, as communicated by MBNA America to COLDWATER CREEK from time to time. COLDWATER CREEK shall only permit access to the Customer List to those employees, volunteers, agents and/or representatives of COLDWATER CREEK who need such access to perform their duties for COLDWATER CREEK. In view of the confidential nature of the Customer List, COLDWATER CREEK warrants that COLDWATER CREEK and all its employees, volunteers, agents and/or representatives who work with any Customer List shall be made aware of the obligations contained in this Section and shall be under strict legal obligation not to copy any Customer List, transfer any Customer List or make any other use of any Customer List other than as specifically approved by this Section

(f) Because the nature of the Customer List makes an evaluation of damages after a violation of this Section impossible, then in the event that nay Customer List is handled or used in a fashion that violates this Section by COLDWATER CREEK or its employees, volunteers, agents, and/or representatives, MBNA America will be entitled to damages of twenty dollars ($20.00) for each use of each category of information (e.g., names addresses, etc.) used in violation of this Section, with the amount of damages not to exceed one hundred fifty thousand dollars ($150,000.00) per breach. In addition, COLDWATER CREEK agrees that MBNA America shall be entitled to injunctive relief to prevent violation or further violation by COLDWATER CREEK and/or its employees, volunteers, agents or representatives of this Section, and consents to submit to jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for nay actions, suits or proceedings arising out of or related to this Section or the Agreement. Nothing herein shall be construed a prohibiting MBNA America from pursuing any other remedy on account of such breach or threatened breach.

(g) In the event COLDWATER CREEK receives a request to disclose a Customer List pursuant to a subpoena, order of court of competent jurisdiction or by judicial or administrative agency or legislative body or committee, COLDWATER CREEK agrees to: (i) immediately notify MBNA America of the existence, terms and circumstances surrounding such request; (ii) consult with MBNA America on the advisability of taking legally available steps to resist or narrow such request; and (iii) if disclosure of such Customer List is required or deemed advisable, exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the Customer List to be disclosed which MBNA America designates.

15.  CUSTOMER SERVICE STANDARDS
-------------------------------

(a) During the term of this Agreement, MBNA America agrees to apply, and to meet or exceed then-current applicable regulatory requirements and MBNA America customer satisfaction standards that MBNA America utilizes on a portfolio-wide basis with respect to its other customers holding equivalent types of accounts (e.g. Preferred, Gold., Platinum, as applicable, or Gold Reserve, Gold Option or CD

     Deposits or MMDA Deposits). In the event that a recurrent issue concerning Customer Service matters comes to the attention of COLDWATER CREEK, then COLDWATER CREEK shall notify the then-current MBNA Account Executive assigned to COLDWATER CREEK of the issue(s), and such Account Executive will investigate the matter and report to COLDWATER CREEK regarding his/her findings, along with planned steps to remediate any issues which are found to exist within thirty (30) days. Further, upon the request of either party, the parties agree to meet within five (5) days of such notice by either party, to discuss the Customer Service Standards of MBNA America and any material issues relating thereto, with the goal of addressing/resolving such issues.

IN WITNESS WHEROF, each of the parties, by its representative, has executed this Agreement as of the Effective Date.

                                   SCHEDULE A
                                   ----------


TERMS AND FEATURES
------------------

Subject to (i) MBNA America's right to vary the Program and its terms and features, and (ii) the applicable agreement entered into between MBNA America and each Customer:

A. CREDIT CARD ACCOUNTS
-----------------------

     .    There is NO annual fee

     . The current annual percentage rate will be a variable rate of prime plus 9.9%. For variable rate accounts, there may be an additional margin applied on account of the Customer's delinquency.

     . Customer may be offered opportunities to select credit insurance as a benefit under the Program.

B.   GOLD RESERVE ACCOUNTS
--------------------------

"Gold Reserve Account" means a Gold Reserve (R) (as such service mark may be changed by MBNA America, in its sole discretion, from time to time) revolving loan account opened by a Member in response to marketing efforts made pursuant to the Program.

     .    There is NO annual fee for the first six (6) months
     .    The annual fee for the second six (6) months, when applies, is $10.00
     .    Thereafter the annual fee, when applied, is $20.00
     .    The current annual percentage rate is 18.90%

C.   GOLD OPTION ACCOUNTS
-------------------------

"Gold Option Account" means a Gold Option (sm) (as such service mark may be changed by MBNA America, in its sole discretion, from time to time) revolving loan account opened by a Member in response to marketing efforts made pursuant to the Program.

     .    The is NO annual fee.
     .    The current annual percentage rate is 14.99%.

                                   SCHEDULE B
                                   ----------


ROYALTY ARRANGEMENT
-------------------

During the term of this Agreement, MBNA America will pay COLDWATER CREEK INC. a Royalty calculated as follows, for those accounts with active charging privileges. All Royalty payments due hereunder are subject to adjustment by MBNA America for any prior overpayment of Royalties by MBNA America:

A.   CREDIT CARD ACCOUNTS
-------------------------

     1. $1.00 (one dollar) for each new Credit Card Account opened, which remains open for at least ninety (90) consecutive days and which is utilized by the Customer for at least one purchase or cash advance which is not subsequently rescinded, the subject of a charge back request, or otherwise disputed

     2. $1.00 (one dollar) for each Credit Card Account for which the annual fee is paid by the Customer. If no annual fee is assessed by MBNA America (other than as a result of a courtesy waiver by MBNA America), then such Royalty will be paid for each Credit Card Account which: 1) has a balance greater than zero as of the last business day of every twelfth month after the opening of that Credit Card Account; and 2) has had active charging privileges for each of the preceding twelve months.

     3. 0.50% (one half of one percent) of all retail purchase transaction dollar volume generated by Customers using a Credit Card Account (excluding those transactions that (1) relate to refunds, returns and/or unauthorized transactions, and/or (2) are cash equivalent transactions (e.g. the purchase of wire transfers, money orders, bets, lottery tickets, or casino gaming chip)).

     4. 1% (one percent) of the finance charges assessed within a calendar quarter by the application of the relevant periodic rate(s) to the respective average daily balance(s) of certain Credit Card Accounts (the "Finance Charges"). This payment shall be calculated as of the end of each calendar quarter. The Finance Charges are assessed based upon the application of the relevant periodic rate(s) to the average daily balances measured as of the end of each of the preceding three months. The sum of the Finance Charges assessed during each of the three months within the calendar quarter times the above percentage rate is the quarterly payment due under this section. Each monthly measurement shall include only finance Charges assessed during such month, and shall exclude Finance Charges assessed on Credit Card Accounts which, as of the day of measurement, are thirty-five (35) or more days delinquent or are 10% or more over the assigned credit line for such Credit Card Account.

B.   GOLD RESERVE REVOLVING LOAN ACCOUNTS
-----------------------------------------

     1. $0.50 (fifty cents) for each Gold Reserve Account opened, which remains open for at least ninety (90) consecutive days.

     2. 0.25% (twenty-five one-hundredths of one percent) of the average of all month-end outstanding balances (excluding transactions that relate to credits and unauthorized transactions) in the calendar year for each Gold Reserve Account. This Royalty will be paid within sixty (60) days of the calendar year end.

     3. $2.00 (two dollars) for each applicable twelve (12) month period that a Customer pays the annual fee on a Gold Reserve Account.

C.   GOLD OPTION REVOLVING LOAN ACCOUNTS
----------------------------------------

     1. $0.50 (fifty cents) for each Gold Option Account opened, which remains open for at least ninety (90) consecutive days.

     2. 0.25% (twenty-five one-hundredths of one percent) of the average of all month-end outstanding balances (excluding transactions that relate to credits and unauthorized transactions) in the calendar year for each Gold Option Account. This Royalty will be paid within sixty (60) days of the calendar year end.

     3. $2.00 (two dollars) for each applicable twelve (12) month period that each Gold Option Account remains open.

D.   DEPOSIT ACCOUNTS
---------------------

"CD Deposits" means those deposits in the certificate of deposit Accounts opened by Members in response to marketing efforts made pursuant to the Program.

"MMDA Deposits" means those deposits in the money market deposit Accounts opened by members in response to marketing efforts made pursuant to the Program.

     1. 0.10% (ten one-hundredths of one percent) on an annualized basis, computed monthly (periodic rate of 0.0083330%) of the average MMDA Deposits.

     2. 0.05% (five one-hundredths of one percent) on an annualized basis, computed monthly (periodic rate of 0.004167%) of the average CD Deposits.

E.   GIP ACCOUNT
----------------

     1. $35.00 (thirty-five dollars) for each GIP Account opened, which remains open for at least ninety (90) consecutive days, and which is utilized by the Customer for at least one purchase or cash advance which is not subsequently rescinded, the subject of a charge back request, or otherwise disputed. Such GIP Accounts will not qualify for any other opening-of-an-Account Royalty.

F.   ROYALTY ADVANCE
--------------------

Upon execution of the Agreement by COLDWATER CREEK, MBNA America shall pay to COLDWATER CREEK the sum of two hundred thousand dollars ($200,000.00) (the "Advance"), as an advance against future Royalties, subject to the provisions set forth below. All Royalties accrued shall, in lieu of direct payment to COLDWATER CREEK, be applied against the Advance until such time as the Advance is fully recouped. Any Royalties accrued thereafter shall be paid to COLDWATER CREEK as set forth in this Agreement. Notwithstanding the foregoing, COLDWATER CREEK hereby promises to pay MBNA America upon demand an amount equal to the difference between the amount of the Advance and the total amount of accrued Royalties credited by MBNA America against the Advance as of the date of such demand, in the event any of the conditions set forth in Clauses (i) through (iv) below should occur:

     (i) the Agreement terminates and the amount of the Advance has not been fully recouped by MBNA America;

     (ii)  COLDWATER CREEK breaches any of its obligations under this Agreement;

     (iii) MBNA America is prohibited or otherwise prevented from conducting at least two (2) direct mail campaigns to the full updated Mailing List during each consecutive twelve month period during the term of the Agreement; and

     (iv) MNBA America is prohibited or otherwise prevented from conducting at leach one (1) telemarketing campaign to the full updated Mailing List during each consecutive twelve month period during the term of the Agreement.

                                   SCHEDULE D
                                   ----------

                                  ENHANCEMENTS
                                  ------------

A. Customers will have the opportunity to participate in the enhancement program established by COLDWATER CREEK (the "Enhancement Program") which will enable such Customers to earn one (1) twenty dollar ($20.00) certificate (each, a "Certificate") from COLDWATER CREEK for each two thousand ($2,000.00) dollars worth of Adjusted Purchases (as described below) on the Credit Card Account, that can be applied toward the purchase of merchandise at COLDWATER CREEK retail establishments or from COLDWATER CREEK catalogs. For the purpose of calculating Adjusted Purchases dollar volume, (i) Adjusted Purchases do not include fees, finance charges, credits, returns, refunds, unauthorized transactions and cash advances;
     (ii) each dollar of eligible purchases made from merchants other than COLDWATER CREEK shall equal one dollar ($1.00) in Adjusted Purchases, and each dollar of eligible purchases made from COLDWATER CREEK catalogs or COLDWATER CREEK retail establishments, shall equal five dollars ($5.00) of Adjusted Purchases. Certificates may not be combined with any other discounts or coupons (other than other Certificates), and can be applied to the price of sale merchandise, but shall have no independent cash value. Such Certificates may be designated as "COLDWATER CREEK Certificates" or such other name as COLDWATER CREEK may designate with the approval of MBNA America, which approval shall not be unreasonably withheld or delayed, in promotional materials. Certificates are redeemable within one hundred eighty (180) days from the date of issue. If the Agreement expires or for any reason terminated, COLDWATER CREEK agrees to honor all Certificates that were issued as of the date of such termination or expiration through each said Certificate's expiration date.

B. At no cost to COLDWATER CREEK, MBNA America will perform certain agreed upon administrative and operational services for COLDWATER CREEK with respect to the Enhancement Program. MBNA America will track the accumulation of Adjusted Purchases of each Customer and will arrange for Customers to receive their Certificates within a reasonable time after such Customer has accumulated two thousand ($2,000.00) dollars worth of Adjusted Purchases, subject to availability for Certificates.

C. COLDWATER CREEK shall ensure that its retail and catalog operations honor Certificates at the full value stated thereon and shall provide operational training materials to COLDWATER CREEK employees so that they understand the Enhancement Program. For catalog purchases that use a Certificate, COLDWATER CREEK acknowledges that it should risk develop an internal process that eliminates or substantially reduces the risk that a Certificate used for a catalog purchase has not been used before.

D. Any tax or similar reporting or remittance obligations imposed by any authority upon the awarding or use of Certificates, or documentation thereof, shall be solely and exclusively the responsibility of COLDWATER CREEK.

E. As between COLDWATER CREEK and MBNA America, the parties agree that COLDWATER CREEK is solely exclusively responsible and liable for all suits, causes of action, express or implied warranties, damages, and claims or negligence or product liability arising from any and all items sold or to be sold by COLDWATER CREEK.

F. COLDWATER CREEK and MBNA America will review the Enhancement Program eighteen (18) months from the execution of this Agreement and at least once a year thereafter to insure that it remains economically viable for both parties. In the event that the Enhancement Program is not economically viable for COLDWATER CREEK the parties will meet to discuss ways in which to adjust the Enhancement Program. After said discussion, COLDWATER CREEK may adjust the Enhancement Program upon ninety (90) days prior notice to MBNA America and forty-five (45) days notice to the Customers. Notwithstanding any adjustment to the Enhancement Program, COLDWATER CREEK will honor the terms of any Certificate issued prior to the effective date of such an adjustment.

During the term of this Agreement, COLDWATER CREEK and MBNA America on an ongoing basis, will further develop the Enhancement Program.